EXHIBIT 10.2

                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of September 8, 2005 ("Effective Date"), is entered into by and among Chartwell International, Inc., a Nevada corporation (the "Company"), Rail Waste Holdings, LLC, a New York limited liability company ("RWH") and Peter J. Pinto, an individual (the "Investor").

                                    RECITALS

         WHEREAS, the Company is willing to acquire from RWH, and RWH is willing to sell, assign and transfer to the Company, on the terms and subject to the conditions set forth herein, a secured promissory note issued by Minerva Enterprises, Inc., an Ohio corporation ("Minerva") to Investor in the principal amount of $600,187.58 dated as of January 10, 2005 and attached hereto as Exhibit A (the "Minerva Note").

         WHEREAS, the Company is acquiring the Minerva Note in connection with the execution of that certain Agreement and Plan of Merger ("Merger Agreement") by and amongst the Company, E-Rail Acquisition Sub, a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and E-Rail Logistics, Inc. a New York corporation and wholly-owned subsidiary of RWH ("E-Rail"), dated as of even date herewith, whereupon Merger Sub shall be merged with and into E-Rail, and E-Rail shall survive as a wholly-owned subsidiary of the Company (the "Merger").

         WHEREAS, Investor is a member of RWH and RWH previously agreed to allocate up to $550,000 of any proceeds received as a result of the payoff of the Minerva Note to Investor in consideration for certain investments by Investor in RWH.

         NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Ownership. RWH and Investor represent and warrant that they own all right, title and interest in (i) the Minerva Note; and (ii) a certain open end mortgage on real property owned by Minerva, granted to RWH by Minerva for $1,000,000 filed in the Stark County Recorder's office on January 10, 2005 as Instrument No. 200501100001743 securing the Minerva Note attached hereto as Exhibit B (the "Minerva Lien").

         2. Purchase and Assignment. Pursuant to Section 10 of the Minerva Note and as provided for under the Ohio Revised Code, as applicable, Company desires to, and hereby acquires and assumes, and RWH and Investor desire to and hereby, sell, transfer, assign and convey, all right, title, obligations and interest in, to and under the Minerva Note and Minerva Lien. On the Effective Date, the Company shall pay $275,000 in cash and conditionally issue 300,000 shares of its Restricted Common Stock (the "Shares") at a price equal to the Company's most recent sale of capital stock to private investors, or $1.50 per share, to the Investor in consideration for the Minerva Note and Minerva Lien. Company shall have no obligation whatsoever to file a registration statement covering the Shares under the Securities Act of 1933, as amended (the "Act"). RWH hereby releases, indemnifies and holds harmless the Company, its subsidiaries, affiliates, employees, directors, agents and consultants from any claims, liabilities, costs, causes of action, damages and expenses brought as a result of the issuance of the Shares to Investor as provided for herein.

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         3. Investor Representations and Obligations. Investor acknowledges and agrees to the terms and conditions set forth on Exhibit C and Annex I to such exhibit, attached hereto and incorporated herein by reference as if fully set forth herein. RWH and Investor shall provide the Company with any assistance requested by the Company to perfect Company's interest under the Minerva Lien, and take all further actions, including dismissing any claims or legal proceedings, drafting and filing additional documents as necessary to ensure removal of all its liens, encumbrances, security interest, claims and any restrictions whatsoever against the real property subject to the Minerva Lien.

         4. Escrow. Upon issuance of the Shares, the Shares and certificate representing said shares shall be placed in an escrow account with the law firm of Bartel Eng & Schroder, a Law Corporation in accordance with an escrow agreement in substantially the form as Exhibit D attached hereto, by and amongst Bartel Eng & Schroder, Company and Investor. The term of the escrow shall be from the Effective Date until January 1, 2006. The Shares shall be released upon: (i) vesting of the Shares in accordance with Section 6; (ii) redemption by the Company pursuant to Section 5; or (iii) end of the escrow term.

         5. Redemption. Company may redeem the Shares for the aggregate sum of $275,000 on the earlier of the: (i) Minerva Note, including all interest and costs thereon, including attorneys fees, being paid-off in full; (ii) sale of the real property subject to the Minerva Lien in a foreclosure or public auction as ordered by a court of competent jurisdiction to a party other than Company or its affiliates; (iii) real property subject to the Minerva Lien being sold directly to Company; or (iv) end of the escrow term.

         6. Proxy. Investor hereby irrevocably appoints the Company's executive management team as proxies, with full power to appoint substitutes, and hereby authorizes them to represent and to vote all the Shares on any matters requiring a vote of the shareholders of the Company, except if prohibited by law. Upon release of the Shares as provided for in Section 4 hereto, such irrevocable proxy shall terminate.

         7. Termination. This Agreement shall terminate six (6) months from the Effective Date. The provisions of Section 3, 7, 8 and 9(a) will survive any such termination.

         8. Confidentiality. RWH and Investor, their affiliates and any representative of either party will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement; provided, however, that, notwithstanding anything to the contrary herein, either party may use or disclose any confidential information to its directors, officers or employees that have a need to know such information.

         9. Miscellaneous.

     a. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

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                  If to the Company:

                           Chartwell International, Inc.
                           1124 Smith Street, Suite 304
                           Charleston, W.V. 25301
                           Attn: Imre Eszenyi
                           Ph:(703) 893-5564
                           Fax:(703) 626-2035

                  with a copy to (which shall not constitute notice):

                           Bartel, Eng & Schroder
                           1331 Garden Highway, Suite 300
                           Sacramento, California 95833
                           Attn:  David C. Adams, Esq.
                           Ph:  (916) 442-0400
                           Fax: (916) 442-3442

                  If to RWH:

                           Rail Waste Holdings, LLC
                           465 Underhill Blvd., Suite 201
                           Syosset, N.Y. 11791

                  If to Investor:

                           Peter J.Pinto
                           ---------------------
                           ---------------------
                           Ph:------------------
                           Fax:-----------------

     b. Amendment. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the parties hereto.

     c. Waiver. The waiver of one breach or default or any delay in exercising any rights will not constitute a waiver of any subsequent breach or default. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. No consent, waiver, or excuse by either party, express or implied, unless in writing, shall constitute a subsequent consent, waiver or excuse.

     d. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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     e.  Headings.  The headings  contained in this  Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     f. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

     g. Entire Agreement. This Agreement (including the exhibits and annex attached hereto and thereto referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

     h. Assignment. No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of law or otherwise), without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     i. Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

     j. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of Nevada as applied to contracts that are executed and performed in Nevada, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Kanawha County, West Virginia, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     k. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered by facsimile or other means to the other party. Any party who delivers a signature page via facsimile agrees to later deliver an original counterpart to all other parties.

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     l. Attorneys Fees. If any action or proceeding  relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     m. Tax Advice. The Investor acknowledges that the Investor has not relied and will not rely upon the Company or the Company's counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. The Investor assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.

     n. Representation. The parties to this Agreement, and each of them, acknowledge, agree, and represent that it: (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel of that party's choosing; (b) has read the Agreement and has had it fully explained by its counsel; (c) it is fully aware of the contents and legal affect of this Agreement; (d) has authority to enter into and sign the Agreement; and (e) enters into and signs the same by its own free will.

     o. Drafting. The parties to this Agreement acknowledge that each of them have participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by both parties. The parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.



                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first written above.



CHARTWELL INTERNATIONAL, INC.

By:--------------------------

Name:------------------------

Title:-----------------------



RAIL WASTE HOLDINGS, LLC

By:--------------------------

Name:------------------------

Title:-----------------------


PETER J. PINTO

-----------------------------